UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

STAR MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, Suite 202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

(702) 933-0808
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 15, 2015, Star Mountain Resources, Inc. (“we,” “us,” “our,” or “Company”) issued 500,000 shares of our restricted common stock to Joseph Marchal, our Chief Executive officer and a member of our board of directors, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 500,000 shares of our restricted common stock to Summit Capital USA, Inc., an affiliated party, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 250,000 shares of our restricted common stock to Edward Brogan, a member of our board of directors, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 50,000 shares of our restricted common stock to Donna S. Moore, our Interim Chief Financial Officer, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 50,000 shares of our restricted common stock to Douglas MacLellan, a member of our board of directors, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 50,000 shares of our restricted common stock to Donald Sutherland, a member of our board of directors, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 50,000 shares of our restricted common stock to Mark Osterberg, our President and Chief Operating Officer, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

On May 15, 2015, we issued 100,000 shares of our restricted common stock to John Heinzig, for services rendered to us during the period of January 1, 2015 through June 30, 2015.

As of the date of this report, we had a total of 18,773,729 shares of common stock issued and outstanding.

The shares of common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Mountain Resources, Inc.

Date: May 21, 2015	By:	/s/ Donna S. Moore
Donna S. Moore, Interim Chief Financial Officer